Exhibit 10.4

Execution Version

ESCROW AGREEMENT

ESCROW AGREEMENT (the “Escrow Agreement”), dated as of February 6, 2012, among Mindspeed Technologies, Inc., a Delaware corporation (“Parent”), Platinum Acquisition (UK) Limited, a private company limited by shares registered in England and Wales and a wholly-owned subsidiary of Parent (“UK Acquiror”), Shareholder Representative Services LLC, a Colorado limited liability company (“Representative”), solely in its capacity as representative(s) of the former shareholders of picoChip Inc., a Delaware corporation (“Company”), and Computershare Trust Company, N.A. (the “Escrow Agent”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Platinum Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of UK Acquiror (“Merger Sub”), the Parent, UK Acquiror, Company and Representative have entered into an Agreement and Plan of Merger, dated as of January 5, 2012 (as may be modified or amended from time to time, the “Merger Agreement”), whereby Merger Sub will merge with and into Company and each share of the currently outstanding capital stock of Company will be converted into the right to receive Merger Consideration in accordance with the Merger Agreement; and

WHEREAS, pursuant to the Merger Agreement, UK Acquiror will transfer immediately available funds (A) promptly following the Effective Date in the cash amount equal to $10,000,000 (the “Initial Primary Escrow Funds”) and (B) if and when the UK Tax Credit Amount has been received by the UK Subsidiary, the UK Tax Credit Amount (the “UK Tax Credit Escrow Funds” and together with the Initial Primary Escrow Funds, the “Primary Funds”), in each case, to the Escrow Agent, and the Escrow Agent shall deposit the Primary Funds in an escrow account (the “Primary Escrow Account”) and (C) promptly following the Effective Date in the cash amount equal to the Secondary Escrow Amount (as defined in the Merger Agreement and the amount of which will be advised to the Escrow Agent in writing (with a copy to the Representative) prior to the Effective Time by Parent and the Company) (the “Secondary Funds” and together with the Primary Funds, the “Funds”) to the Escrow Agent, and the Escrow Agent shall deposit the Secondary Funds in a separate escrow account (the “Secondary Escrow Account” and together with the Primary Escrow Account”, the “Escrow Accounts”), in each case, to be established in accordance with this Escrow Agreement;

WHEREAS, the former stockholders of Company entitled to receive Merger Consideration in accordance with the Merger Agreement (the “Stockholders”) have each executed a Letter of Transmittal in accordance with their surrender of shares in Company in exchange for Merger Consideration, have agreed in the Letter of Transmittal to be bound by the terms of this Escrow Agreement and have granted authority to the Representative to act on their behalf for all purposes relevant to this Escrow Agreement; and

WHEREAS, Parent, UK Acquiror and Representative desire to appoint Computershare Trust Company, N.A. to act as Escrow Agent for the Funds and any other funds deposited or held in the Escrow Accounts from time to time in accordance with this Escrow Agreement, including without limitation interest, income or earnings thereon (collectively the “Escrowed Property”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. Appointment of the Escrow Agent.

The Escrow Agent is hereby appointed, and hereby agrees, to act as the Escrow Agent hereunder upon the express terms set forth herein (and no implied terms), and to accept the Primary Funds and the Secondary Funds, deposit each of the Primary Funds and the Secondary Funds into the Primary Escrow Account and the Secondary Escrow Account, respectively, as directed, and otherwise perform the duties of the Escrow Agent expressly set forth in this Escrow Agreement. The Escrow Agent shall hold and safeguard the Funds and any other Escrowed Property deposited or held from time to time in the Escrow Accounts during the term of this Escrow Agreement.

Section 2. Section 2. Receipt of Property.

(a) Promptly after the Effective Time, UK Acquiror will deliver the Initial Primary Escrow Funds and the Secondary Funds to the Escrow Agent and the Escrow Agent shall deposit such Funds in the Primary Escrow Account and the Secondary Escrow Account, respectively, as directed. Furthermore, promptly after the time, if ever, that UK Subsidiary receives the UK Tax Credit, UK Acquiror will deliver the UK Tax Credit Escrow Funds to the Escrow Agent and the Escrow Agent shall deposit such Funds in the Primary Escrow Account. Following the Escrow Agent’s receipt of each such Funds, the Escrow Agent will acknowledge receipt thereof by written notice to Parent and Representative (which written notice may be in the form of an e-mail to Parent’s legal counsel and to Representative).

(b) The Escrow Agent is hereby authorized and directed to deposit and hold the Funds and any other funds or cash in the Escrow Accounts in separate overnight deposit accounts at The Bank of New York Mellon (“BNY Mellon Overnight Deposit Account”) and will pay interest on the average daily balance of each Escrow Account at the then-current rate payable on a BNY Mellon Overnight Deposit Account. All income and earnings from the investment of the Escrowed Property held in each Escrow Account shall be credited to, and become a part of, the respective Escrow Account’s Escrowed Property, and any losses on any such investments shall be debited from such Escrow Account. The Escrow Agent shall have no duty, responsibility or obligation to invest any funds or cash held in the Escrow Accounts other than in accordance with this Section 2(b). The Escrow Agent shall have no liability or any responsibility for any investment losses, including without limitation any market loss on any investment liquidated (whether at or prior to maturity) in order to make a payment required under this Escrow Agreement, other than in the case of the Escrow Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). The Escrow Agent may, in making or disposing of any investment permitted by this Escrow Agreement, deal with itself, in its individual capacity, or any of its affiliates, whether or not it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

Section 3. Disbursements from Escrow Accounts. The Escrow Agent shall disburse the Funds from the Escrow Accounts at any time and from time to time, (a) upon receipt of, and in accordance with, a written direction executed by the respective Appropriate Officers of Parent and Representative instructing the Escrow Agent how to disburse the Escrowed Property from either the Primary Escrow Account or the Secondary Escrow Account, or any part of either (including without limitation income or earnings thereon), and specifically setting forth the exact amount of cash to be disbursed and the identity of the person or entity to which a disbursement is to be made, in form and substance reasonably satisfactory to the Escrow Agent (a “Joint Written Direction”), or (b) in accordance with Section 4(c)(i) or (ii) hereof, or (c) as directed by a court of competent jurisdiction by a judgment, order or award (an “Escrow Indemnity Order”). A Joint Written Direction shall contain wiring instructions or an address to which a check shall be sent. For purposes of this Escrow Agreement, the term “Appropriate Officers” means those officers of Parent and Representative, respectively, set forth on the respective incumbency certificate(s) of each such party in the form attached hereto as Exhibit A delivered to the Escrow Agent simultaneously with the execution and delivery of this Escrow Agreement, as the same may be amended in a written notice from an officer of the Representative or Parent, as the case may be, to the Escrow Agent from time to time. Pursuant to Section 8.6(d) of the Merger Agreement, the Representative shall be entitled to deliver to the Escrow Agent any remaining portion of the Stockholder Representative Escrow Amount, and concurrently with such delivery, the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction directing the Escrow Agent to release such remaining portion of the Stockholder Representative Escrow Amount to the Consideration Recipients and the UK Acquiror or its designee, and as soon as reasonably practicable (but in any event within three (3) Business Days) after the receipt by the Escrow Agent of such Joint Written Direction, the Escrow Agent shall release such remaining portion of the Stockholder Representative Escrow Amount in accordance with such Joint Written Direction.

Section 4. Escrowed Property. Except as otherwise set forth herein, the Escrow Agent shall hold, release, deliver and otherwise deal with the Escrowed Property as follows:

(a) Claim Notices. If on or before the last day of the Escrow Period, an Indemnified Party asserts a claim against the Escrowed Property pursuant to the Merger Agreement, Parent shall deliver to the Representative and the Escrow Agent written notice thereof (a “Claim Notice”), which Claim Notice shall include (i) the basis of such claim, including, without limitation, reference to the specific warranty, representation or covenant of the Merger Agreement alleged to have been breached, and the applicable Escrow Account(s) to which such Claim Notice relates in accordance with the terms of the Merger Agreement; (ii) if then determinable by the applicable Indemnified Party, a reasonable estimate of the amount of such Losses related to the claim (or if, in such Indemnified Party’s good faith opinion, no such reasonable estimate can be then made, the reasonably expected potential Losses that, in such Indemnified Party’s good faith opinion, might be sustained in connection with such claim) (the “Claimed Amount”), and (iii) specifying in reasonable detail (based upon the information then possessed by Parent) the individual items of such Losses included in the amount so stated and the nature of the claim to which such Losses are related.

(b) Objection Notices. Within thirty (30) calendar days after receipt of a Claim Notice, the Representative may deliver a written notice of objection (an “Objection Notice”) to Parent and Escrow Agent setting forth all or the portion of the applicable Claimed

Amount to which the Representative objects (a “Disputed Amount”) together with a reasonable level of detail of the basis of such objection, and any portion of the applicable Claimed Amount not so objected to (an “Undisputed Amount”). If the Representative does not deliver an Objection Notice within such thirty (30) calendar day period, then all of the applicable Claimed Amount shall be deemed an “Undisputed Amount.”

(c) Satisfaction of Claims.

(i) Undisputed Amounts. Within three (3) Business Days from the date that the Escrow Agent receives an Objection Notice pursuant to Section 4(b) above (or written notice from the Parent that no such Objection Notice has been delivered), the Escrow Agent shall promptly release and deliver to UK Acquiror, or its designee, from the Escrow Account(s) to which such Claim Notice applies an amount of the Escrowed Property equal to any such Undisputed Amount, plus the amount of any income earned on such Undisputed Amount since the delivery of the Funds to the Escrow Agent.

(ii) Disputed Amounts. Any Disputed Amount shall remain with the Escrow Agent in the applicable Escrow Account(s) to which the applicable Disputed Amount relates until such time as (1) the Escrow Agent receives a written notice signed by both Parent and the Representative (an “Escrow Indemnity Joint Notice”) directing the Escrow Agent to release and deliver such Disputed Amount as specified in such Escrow Indemnity Joint Notice or (2) the Escrow Agent is directed by an Escrow Indemnity Order to release and deliver such Disputed Amount as specified in such Escrow Indemnity Order. Except in the case of Escrow Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction), the Escrow Agent shall be fully authorized and entitled to rely and comply with any such Escrow Indemnity Order and to obey such Escrow Indemnity Order in any manner it deems appropriate, and shall be fully protected from doing so and shall not be liable to any party hereto or to any other person or entity by reason of such compliance, even if such judgment, order or award is subsequently reversed, annulled, set aside, amended, modified, vacated or otherwise determined to be invalid or without legal force or effect. The Escrow Agent shall promptly thereafter release and deliver such Disputed Amount (including any income on such Disputed Amount earned since the delivery of the Funds to the Escrow Agent), from the applicable Escrow Account(s) in accordance with such Escrow Indemnity Joint Notice or Escrow Indemnity Order.

(d) Release of Escrowed Property in the Primary Escrow Account. Upon the expiration of the Escrow Period (and in any event within three (3) Business Days after such expiration), the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction stating that the Escrow Period has ended and directing the Escrow Agent to release the remainder of the Escrowed Property in the Primary Escrow Account, and as soon as reasonably practicable (but in any event within three (3) Business Days) after the receipt by the Escrow Agent of such Joint Written Direction, the Escrow Agent shall release such Escrowed Property in accordance with such Joint Written Direction. The Representative and Parent shall, in such Joint Written Direction, direct the Escrow Agent to release to the Consideration Recipients and the UK Acquiror the remainder of the Escrowed Property in the Primary Escrow Account, minus the sum of (i) in the event that the UK Tax Credit Audit Period has not expired, the UK Tax Credit Amount (or if the amount that remains in the Primary Escrow Account after distributions of Claimed Amounts in accordance with the terms of Article VIII of the Merger Agreement and this Escrow Agreement is less than the UK Tax Credit Amount, such lesser amount) and (ii) the total maximum amount of all unresolved, unsatisfied or disputed Claimed Amounts that were specified in a Claim Notice delivered to the Escrow Agent and the Representative before the expiration of the Escrow Period. Upon the final resolution of any Claimed Amount (and in any event within three (3) Business Days after such final resolution), the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction, and as soon as reasonably practicable (but in any event within three (3) Business Days) of the Escrow Agent’s receipt of such Joint Written Direction, the Escrow Agent shall release the Escrowed Property in the Primary Escrow Account in accordance with such Joint Written Direction. The Representative and Parent shall, in such Joint Written Direction, direct the Escrow Agent to release to the Consideration Recipients and the UK Acquiror or its designee an amount of the remaining Escrowed Property in the Primary Escrow Account, if any, not required to satisfy the total maximum amount of any unresolved, unsatisfied or disputed Claimed Amounts; provided, however, that the Representative and Parent shall ensure that until the expiration of the UK Tax Credit Audit Period, in no event shall the remaining Escrowed Property in the Primary Escrow Account following any distribution of Escrowed Property in the Primary Escrow Account pursuant to this sentence be less than the sum of (i) the UK Tax Credit Amount (or if the amount that remains in the Primary Escrow Account after distributions of Claimed Amounts in accordance with the terms of Article VIII of the Merger Agreement and this Escrow Agreement is less than the UK Tax Credit Amount, such lesser amount) and (ii) the total maximum amount of unresolved, unsatisfied or disputed Claimed Amounts. Upon the expiration of the UK Tax Credit Audit Period (and in any event within three (3) Business Days after such expiration), the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction, and as soon as reasonably practicable (but in any event within three (3) Business Days) of the Escrow Agent’s receipt of such Joint Written Direction, the Escrow Agent shall release the Escrowed Property in the Primary Escrow Account in accordance with such Joint Written Direction. The Representative and Parent shall, in such Joint Written Direction, direct the Escrow Agent to release from the Primary Escrow Account to the Consideration Recipients and the UK Acquiror or its designee an amount of Escrowed Property equal to the UK Tax Credit Amount, less the sum of (i) any amount of the UK Tax Credit Amount for which HM Revenue & Customs finally determines that UK Subsidiary is not so legally entitled to receive or retain, (ii) the UK Tax Credit Losses (if any) and (iii) the total maximum amount of any unresolved, unsatisfied or disputed Claimed Amounts (including any pending claims by any Governmental Entity with respect to the UK Tax Credit).

(e) Release of Escrowed Property in the Secondary Escrow Account. Upon the expiration of the Escrow Period (and in any event within three (3) Business Days after such expiration), the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction stating that the Escrow Period has ended and directing the Escrow Agent to release the remainder of the Escrowed Property in the Secondary Escrow Account, and as soon as reasonably practicable (but in any event within three (3) Business Days) after the receipt by the Escrow Agent of such Joint Written Direction, the Escrow Agent shall release such Escrowed Property in accordance with such Joint Written Direction. The Representative and Parent shall, in such Joint Written Direction, direct the Escrow Agent to release to the Consideration Recipients and the UK Acquiror the remainder of the Escrowed Property in the Secondary Escrow Account, less the total maximum amount of all unresolved, unsatisfied or disputed Claimed Amounts against the Escrow Property in the Secondary Escrow Account that were specified in a Claim Notice delivered to the Escrow Agent and the Representative before the expiration of the Escrow Period. Upon the final resolution of any Claimed Amount (and in any event within three (3) Business Days after such final resolution), the Representative and Parent shall deliver to the Escrow Agent a Joint Written Direction, and as soon as reasonably practicable (but in any event within three (3) Business Days) of the Escrow Agent’s receipt of such Joint Written Direction, the Escrow Agent shall release the Escrowed Property in the Secondary Escrow Account in accordance with such Joint Written Direction. The Representative and Parent shall, in such Joint Written Direction, direct the Escrow Agent to release to the Consideration Recipients and the UK Acquiror or its designee an amount of the remaining Escrowed Property in the Secondary Escrow Account, if any, not required to satisfy the total maximum amount of any unresolved, unsatisfied or disputed Claimed Amounts.

(f) The Escrow Agent shall make distributions under this Escrow Agreement to the Consideration Recipients and the UK Acquiror (i) pursuant to a Joint Written Direction, which shall identify the amount of Escrowed Property and the source of the Escrow Funds from the applicable Escrow Account to be released to each Consideration Recipient and the Company, such amounts to be calculated by the Representative and Parent pursuant to Section 2.6(f) of the Merger Agreement (with reference to the definition of Net Released Escrow Amount), and (ii) in the same form and in accordance with the same wiring instructions or delivery addresses, as applicable, as previous distributions were made to each such Consideration Recipient and the Company at Closing by the Exchange Agent, except as otherwise indicated in any written notice delivered to the Escrow Agent by the Representative that reflects any assignments or other changes to such information. The Escrow Agent may rely upon the written payment instructions and all tax forms used and collected by the Exchange Agent in connection with Closing payments (including any copies obtained from the Exchange Agent, Company or Parent).

(g) The parties hereto (other than the Escrow Agent) acknowledge and agree that the release of Escrowed Property to the Company under Section 4(d) or Section 4(e) (other than any Undisputed Amounts or Disputed Amounts that are finally determined to be released to the UK Acquiror or its designee) shall be used by the UK Acquiror or its designee solely to satisfy its or its affiliate’s obligations in connection with the Management Transaction Bonus Plan and the Barclays Letter.

(h) The Escrow Agent shall not be responsible for or have any duty to make any calculations under this Escrow Agreement, or to determine when any calculation required under the provisions of this Escrow Agreement should be made, how it should be made or what it should be, or to confirm or verify any such calculation. Notwithstanding anything herein to the contrary, the Escrow Agent shall have no duty or obligation to confirm or verify the accuracy or sufficiency of any amounts set forth in any written notice or instruction delivered pursuant to this

Escrow Agreement. The parties acknowledge that the Escrow Agent does not have any interest in the assets held by it pursuant to this Escrow Agreement, and is serving only as escrow holder hereunder.

Section 5. The Escrow Agent.

The Escrow Agent (including, when applicable, its officers, directors, employees, shareholders, managers, directors, attorneys, accountants and agents):

(a) shall act hereunder as an escrow agent only and shall not be responsible or liable in any manner whatsoever for the accuracy, completeness, authenticity, sufficiency, collection, correctness, genuineness or validity of any revenues, cash, payments, securities, property, funds, investments, income, earnings, checks or other amounts deposited with or held by it or for the identity, authority or rights of any person or entity executing and delivering or purporting to execute or deliver any thereof to the Escrow Agent, except in cases of the Escrow Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction);

(b) shall be fully protected, except in the case of Escrow Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction), in acting upon any written notice, instruction, direction, request or other communication, paper or document which the Escrow Agent believes to be genuine, and shall have no duty to inquire into or investigate the validity, accuracy or content of any thereof;

(c) notwithstanding anything to the contrary contained herein, shall not be liable for any error of judgment or for any action taken, suffered or omitted to be taken except in the case of its own gross negligence, bad faith or willful misconduct, each as determined by a final judgment of a court of competent jurisdiction. Except in the case of its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction), in no event shall the Escrow Agent be, directly or indirectly, liable for acting in accordance with a notice, instruction, direction, request or other communication, paper or document from Parent or Representative. In no event shall the Escrow Agent be, directly or indirectly, liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any person or entity (including without limitation lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage. Any liability of the Escrow Agent under this Escrow Agreement will be limited to the total amount of fees paid to the Escrow Agent;

(d) may consult with and obtain advice from counsel (who may be counsel to a party hereto or an employee of the Escrow Agent) and shall be fully protected in taking, suffering or omitting to take any action in reliance on said advice, except in the case of the Escrow Agent’s gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction);

(e) shall have no duties, responsibilities or obligations as the Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Escrow Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, the Escrow Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Merger Agreement or any other agreement between or among the parties hereto, even though reference thereto may be made in this Escrow Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Escrow Agreement;

(f) may execute or perform any duty, responsibility or obligation hereunder either directly or through agents, attorneys, accountants or other experts;

(g) may engage or be interested in any financial or other transaction with Representative or any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder;

(h) shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it;

(i) shall not take instructions or directions except those given in accordance with this Escrow Agreement;

(j) shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof, and shall be fully protected in reasonably acting or reasonably refraining from acting in reliance upon any written notice, instrument, direction, request, statement, communication, paper, document or signature reasonably believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so, and shall have no duty to inquire into or investigate the validity or accuracy or content of any thereof, and may conclusively presume that the undersigned representative of any party hereto which is any entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent;

(k) shall not be deemed to be a fiduciary to any party hereto or any other person or entity;

(l) shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Escrow Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication); and

(m) shall not be called upon to advise any person or entity as to any investments with respect to any security, property or funds held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.

The provisions of this Section 5 shall survive the termination of this Escrow Agreement and the resignation, removal or replacement of the Escrow Agent.

Section 6. Miscellaneous.

(a) Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as Escrow Agent hereunder in the amounts as set forth on Schedule I hereto, and to reimbursement for all its reasonable out of pocket costs and expenses (including without limitation reasonable fees and disbursements of counsel) in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Escrow Agreement. Parent and Representative (solely on behalf of the Stockholders and in its capacity as the Representative, not in its individual capacity) hereby agree to be jointly and severally liable for payment of the Escrow Agent’s fees and expenses hereunder and that each of them, between each other, shall be responsible for the same proportion of all amounts payable to the Escrow Agent hereunder as the proportion of the total Escrowed Property received by each (or in the case of the Representative, received by the Consideration Recipients and the Company pursuant to Section 4(d) hereof) hereunder. The obligations contained in this Section 6(a) shall survive the termination of this Escrow Agreement and the resignation, removal or replacement of the Escrow Agent.

(b) Indemnification. Parent and Representative (solely on behalf of the Stockholders and in its capacity as the Representative, not in its individual capacity) jointly and severally agree to indemnify, defend, protect, save and keep harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, employees, agents, attorneys, accountants and experts (collectively the “Indemnitees”), from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel (collectively “Indemnitee Losses”), that may be imposed on, incurred by, or asserted against any Indemnitee, at any time, and in any way relating to or arising out of or in connection with, directly or indirectly, the execution, delivery or performance of this Escrow Agreement, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, the establishment of the Escrow Accounts, the acceptance or administration of the Escrowed Property and any payment, transfer or other application of funds pursuant to this Escrow Agreement; provided, however, that no Indemnitee shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such Indemnitee Loss was caused by its own gross negligence, bad faith or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The obligations contained in this Section 6(b) shall survive the termination of this Escrow Agreement and the resignation, removal or replacement of the Escrow Agent.

(c) Termination. Except as specifically set forth in Sections 5, 6(a), 6(b) and 6(n) hereof, this Escrow Agreement shall terminate upon the earlier of (i) the written agreement of the parties hereto or (ii) final distribution and disbursement of all of the Escrowed Property, including income and earnings thereon, in accordance with Sections 3 and 4 hereof.

(d) Notices. All notices, instructions, directions, requests or other communications hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with immediate confirmation of receipt thereafter by telephone or otherwise), or sent by U.S. registered, certified or express mail, first class postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice, instruction, direction, request or communication shall be deemed given when so delivered personally, or sent by facsimile transmission (provided confirmation of receipt is received immediately thereafter); or if sent by express mail or overnight courier, one (1) Business Day after the date of delivery to a U.S. Post Office or the courier service marked for overnight delivery; or if so sent by registered or certified mail, seven (7) days after the date of deposit in the mails; in each case addressed to each party at its address set forth beneath its signature hereto or to such other address as a party hereto may specify from time to time by notice to each other party given as provided herein. For purposes of this Escrow Agreement, the term “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the States of California, New York or New Jersey are required or authorized by law to close.

(e) Benefit of Agreement. This Escrow Agreement and all rights and obligations hereunder in and to the Escrowed Property and the Escrow Accounts and any and all written instruments evidencing investments made from the funds held in the Escrow Accounts shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Amendment, Modification, Waiver and Consent. No amendment, modification or waiver of any provision of this Escrow Agreement, nor any consent to any departure therefrom, by any party hereto shall be valid or effective for any purpose unless the same shall be in writing and signed by the party to be charged therewith, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to, or demand on, any party for any purpose not specifically required of another hereunder shall not entitle the first party to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

(g) Conflicts and Severability. With respect to the rights, duties, liabilities and obligations of the Escrow Agent, in the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Merger Agreement or any other agreement or understanding, the terms and conditions of this Escrow Agreement shall control. With respect to the rights, duties and obligations of the Parent, UK Acquiror and Representative, in the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Merger Agreement, the terms and conditions of this Escrow Agreement shall control. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written; provided, however, that if such excluded provisions shall effect the rights, immunities, duties or obligations of the Escrow Agent, the Escrow Agent shall be entitled to resign immediately.

(h) No Interest of Third Parties. Except as expressly provided in Section 4(b), nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

(i) Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Escrow Agreement.

(j) Applicable Law and Forum. This Escrow Agreement and all amendments, modifications and waivers thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of New York. Each party hereto hereby irrevocably submits to the personal jurisdiction of the state and federal courts located within the City and State of New York with respect to any action, suit or proceeding relating to or arising from this Escrow Agreement. Each party hereto irrevocably waives (i) any claim or defense based upon improper venue or inconvenient forum with respect to any action, suit or proceeding brought in any such court and (ii) the right to trial by jury in any action, suit or proceeding relating to or arising under this Escrow Agreement. Each party waives personal service of process and consents to the service of process by the manner set forth in Section 6(d), in addition to any other method of service of process permitted by applicable law.

(k) Execution in Counterparts. This Escrow Agreement may be executed in one or more counterparts and may be delivered via facsimile or PDF transmission, each of which shall be an original and all of which, taken together, shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party hereto and delivered to each other party or such party’s representative.

(l) Resignation or Replacement of the Escrow Agent.

(i) The Escrow Agent may at any time resign by giving not less than thirty (30) calendar days’ written notice to Parent and Representative, or may be removed jointly by Parent and Representative by giving not less than thirty (30) calendar days’ written notice to the Escrow Agent. In the event of any such resignation or removal, a successor escrow agent, which shall be either (a) an entity organized under the laws of the United States of America or any state thereof having (or if a bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $50,000,000, or (b) an affiliate of such entity, shall be appointed by Parent on the terms of this Agreement with the written approval of the Representative, which approval shall not be unreasonably withheld or delayed. In the event that a successor escrow agent has not been appointed within 30 days after notice of the Escrow Agent’s resignation or removal, the Escrow Agent shall have the right but not the obligation, at the expense of Parent and the Representative, to petition a court of competent jurisdiction to appoint a bank or other financial institution experienced in such matters as successor escrow agent. Any such successor escrow agent shall deliver to Parent and the Representative a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the assets held hereunder plus copies of applicable records in the possession of the Escrow Agent to such successor escrow agent. Upon the appointment of a successor escrow agent pursuant to this Section 6(l)(i), the successor escrow agent shall be deemed to be the Escrow Agent for all purposes of this Agreement; and the previous Escrow Agent shall be released from any and all liability hereunder for any actions occurring after such replacement.

(ii) Any person or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any person or entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any person or entity to which substantially all the stock transfer business of the Escrow Agent may be transferred, shall automatically be the Escrow Agent under this Escrow Agreement without further act.

(m) Ambiguity and Disputes.

(i) In the event the Escrow Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, the Escrow Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent, Representative or any Stockholder or other person or entity for refraining from taking such action, unless the Escrow Agent receives written instructions signed by Parent and Representative, or an Escrow Indemnity Order, which eliminate such ambiguity or uncertainty to the satisfaction of the Escrow Agent,.

(ii) In the event any dispute shall arise between or among (or conflicting claims are made by) the Parent, Representative and/or any other person or entity with respect to this Escrow Agreement, the Escrowed Property or the Escrow Accounts, the Escrow Agent may, in its sole discretion, at its option (A) initiate an action in interpleader or another appropriate action, suit or proceeding in a court of competent jurisdiction seeking to resolve such dispute or claims and/or (B) refrain from complying with any claim, notice, instruction, direction, request or other communication, paper or document, so long as such dispute or conflict shall continue, and (in either case) shall be fully protected and shall not be liable in any way to UK Acquiror, Parent or Representative or any other person or entity for failure or refusal to comply with such conflicting claims, notices, instructions, directions, requests, communications, papers or documents until the Escrow Agent is satisfied, in its sole discretion, that such conflicting claims, notices, instructions, directions, requests, communications, papers or documents have been definitively determined by a final, non-appealable judgment of a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent.

(n) Tax Issues. The parties acknowledge that the Escrow Agent does not have any interest in the Escrowed Property or the Escrow Accounts, but is serving only as escrow holder hereunder. Without limiting the foregoing, UK Acquiror shall be responsible for any taxes relating to the Escrowed Property, the Escrow Accounts and funds on deposit therein and the income and earnings thereon. Any disbursements of the Escrowed Property or payments from the Escrow Accounts shall be subject to withholding taxes and regulations then in force under the United States Internal Revenue Code (the “IRC”). UK Acquiror shall be treated as the owner of the Escrowed Property for all tax purposes and shall report as income all interest and other income earned with respect thereto. Following the reporting of any such income to UK Acquiror, Parent and Representative shall deliver Joint Written Direction to the Escrow Agent, directing the Escrow Agent to pay UK Acquiror out of the Escrowed Property, as soon as reasonably practicable, a distribution equal to 40% of the amount of such net income reported to UK Acquiror. UK Acquiror, Parent and the Representative will provide the Escrow Agent with all appropriate forms and other documents for tax certifications, as requested by the Escrow Agent. The Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall be fully protected for remitting such taxes to the appropriate authorities. The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the escrowed funds as the Escrow Agent is required to prepare and file in the ordinary course of its business. Parent hereby represents to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority. This Section 6(n) shall survive the termination of this Escrow Agreement and the resignation, removal or replacement of the Escrow Agent.

(o) Compliance With Process. Notwithstanding anything in this Escrow Agreement to the contrary, if at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Agent, the Escrow Accounts or the Escrowed Property (including without limitation orders of attachment or garnishment or levies or injunctions), the Escrow Agent is authorized to comply therewith in any manner it deems appropriate, and shall be fully protected from doing so even if such order, judgment, decree, writ or process may be subsequently amended, modified, vacated or otherwise determined to be invalid or without legal force or effect.

(p) Representations. UK Acquiror, Parent and Representative each represents and warrants, as to itself, that (i) it has all requisite power and authority to execute, deliver and perform its obligations under the Merger Agreement and this Escrow Agreement, (ii) each of the Merger Agreement and this Escrow Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid, binding and enforceable obligations, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles, and to the laws of agency and (iii) to its knowledge, the execution, delivery and performance by it of the Merger Agreement and this Escrow Agreement do not and will not violate or require consent under any of its organizational documents, any law, statute, rule, regulation or ordinance or contract, agreement, instrument, indenture or other undertaking to which it is a party or by which it or its property may be bound.

(q) Assignment. Neither this Escrow Agreement nor any right or obligation hereunder may be assigned by either Representative, UK Acquiror or Parent without the prior written consent of the UK Acquiror and Parent (in the case of an assignment by Representative) or the Representative (in the case of an assignment by the UK Acquiror or Parent), as applicable, and Escrow Agent; provided, however, in the case of an assignment by Parent and UK Acquiror to their lender under their and/or their Affiliates’ financing documents in which case no such consent is required; provided, further, that in the event of any such assignment by Parent and UK Acquiror to their lender, Parent and UK Acquiror will remain jointly and severally liable for the obligations of Parent and UK Acquiror hereunder (including but not limited to the fees and expenses set forth in Section 6(a) hereof and the indemnification obligations set forth in Section 6(b) hereof). This Escrow Agreement may not be assigned by the Escrow Agent without the prior written consent of the Parent and Representative; provided, that (i) consent shall not be required for an assignment by the Escrow Agent to an affiliate of the Escrow Agent, (ii) consent shall not be required for an assignment by the Representative to a party appointed as the Stockholder Representative to replace the Representative pursuant to Section 8.7 of the Merger Agreement; provided that prior written notice of any such assignment is delivered to the Escrow Agent and (iii) any reorganization, merger, consolidation, sale of assets, or other form of business combination involving the Escrow Agent shall not constitute or be deemed to constitute an assignment of this Agreement.

(r) Merger Clause. With respect to the rights, duties, obligations and liabilities of the Escrow Agent, this Escrow Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral or written agreements in regard thereto. With respect to the parties hereto other than the Escrow Agent, except as set forth in the Merger Agreement, this Escrow Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral or written agreements in regard thereto.

(s) Cumulative Remedies. The rights and remedies of the Escrow Agent set forth in this Escrow Agreement shall be cumulative, and not exclusive, of any rights and remedies available to it at law or equity or otherwise.

(t) Customer Identification Program. The parties hereto acknowledge that the Escrow Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify the parties hereto. Accordingly, prior to accepting an appointment hereunder, the Escrow Agent may request information from the parties hereto that will help the Escrow Agent to identify the parties hereto, including without limitation the physical addresses, tax identification numbers, organizational documents, certificates of good standing, and licenses to do business of the parties hereto, or any other information that the Escrow Agent deems necessary. The parties hereto agree that the Escrow Agent cannot accept an appointment hereunder unless and until the Escrow Agent verifies the identity of the parties hereto in accordance with the Customer Identification Program requirements.

[Remainder of Page Intentionally Left Blank]

Execution Version

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

MINDSPEED TECHNOLOGIES, INC.

By: /s/ Raouf Y. Halim

Name: Raouf Y. Halim

Title: Chief Executive Officer

Taxpayer Identification Number: 01-0616769

Address for Notices:

Mindspeed Technologies, Inc.

4000 MacArthur Blvd., East Tower

Newport Beach, California, 92660

U.S.A.

Attn: Vice President, General Counsel, and Secretary

Telephone No.: 1 949 579 3000

Facsimile No.: 1 949 579 3010

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Robert F. Kornegay, Esq.

Facsimile No.: (650) 493-6811

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

PLATINUM ACQUISITION (UK) LIMITED

By: /s/ Stephen N. Ananias

Name: Stephen N. Ananias

Title: Director

Taxpayer Identification Number:

Address for Notices:

Mindspeed Technologies, Inc.

4000 MacArthur Blvd., East Tower

Newport Beach, California, 92660

U.S.A.

Attn: Vice President, General Counsel, and Secretary

Telephone No.: 1 949 579 3000

Facsimile No.: 1 949 579 3010

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Robert F. Kornegay, Esq.

Facsimile No.: (650) 493-6811

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

solely in its capacity as the Representative

By: /s/ Mark B. Vogel

Name: Mark B. Vogel

Title: Managing Director

Taxpayer Identification Number: 20-8634381

Address for Notices:

Shareholder Representative Services LLC

601 Montgomery Street, Suite 2020

San Francisco, CA 94111

Attention: Managing Director

Email: deals@shareholderrep.com

Facsimile No.: (415) 962-4147

In all cases, with a copy to (which shall not constitute notice):

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

Attention: Richard Dickson

Telephone No.: (650) 335-7679

Facsimile No.: (650) 938-5200

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A.,

as Escrow Agent

By: /s/ Jaddiel Ramos

Name: Jaddiel Ramos

Title: Vice President

Address for Notices:

Computershare Trust Company, N.A.

480 Washington Boulevard, 29th Floor

Jersey City, NJ 07310

Attention: Jaddiel Ramos

Facsimile: (201) 680-6579

With a copy to:

Computershare Trust Company, N.A.

480 Washington Boulevard, 29th Floor

Jersey City, NJ 07310

Attention: Legal Department

Facsimile: (201) 680-4610

EXHIBIT A

Appropriate Officer Signatories

List of Persons Authorized by the Parent to Originate Written Instructions:

Name	Title	Phone Number	Specimen Signature

Stephen N. Ananias	SVP and Chief Financial Officer	949-579-3209	/s/ Stephen N. Ananias

Jim Watkins	VP and Corporate Controller	949-579-3211	/s/ Jim Watkins

List of Persons Authorized by the Parent to Receive Call Back Verification:

Name	Title	Phone Number

Stephen N. Ananias	SVP and Chief Financial Officer	949-579-3209

Jim Watkins	VP and Corporate Controller	949-579-3211

Representative Phone Number and Specimen Signature:

Name	Phone Number	Specimen Signature

Mark Vogel	(415) 373-4020	/s/ Mark Vogel

Paul Koenig	(303) 957-2850	/s/ Paul Koenig